AMENDMENT TO AMENDED AND RESTATED
                   ADMINISTRATION AGREEMENT DATED MAY 20, 2005

         THIS AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 20th day of May, 2005, by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "TRUST"), on behalf AIG Money Market Fund (Class A and Class B) (the "FUND"), and SEI Investments Global Funds Services ("SEI GFS"), a Delaware business trust. For purposes of this Amendment, AIG Global Investmnet Corp., adviser of the Fund, shall be referred to as the "ADVISOR."

         WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement dated as of the 12th day of November, 2002 (the "AGREEMENT"); and

         WHEREAS, the Trust, on behalf of the Funds, and SEI GFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

         1. AMENDMENT TO SCHEDULE 4.1 TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new Schedule 4.1 is added to the Agreement as set forth in Attachment 1 to this Amendment.

         2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

         3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

         5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund, SEI GFS and their respective permitted successors and assigns.

                            [SIGNATURE PAGE FOLLOWS]

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


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.


         ADVISORS' INNER CIRCLE FUND
         ON BEHALF OF AIG MONEY MARKET FUND (CLASS A AND CLASS B)


         By: /s/ James F. Volk
             -----------------------
         Name:    James F. Volk
         Title:   President


         SEI INVESTMENTS GLOBAL FUNDS SERVICES


         By: /s/ Stephen Meyer
             -------------------------------
         Name:    Stephen Meyer
         Title:   Executive Vice President


         AGREED TO AND ACCEPTED BY:
         FIRST MANHATTAN CO.
         FIRST MANHATTAN LLC, GENERAL PARTNER


         By: /s/ Helen Stefanis
             --------------------------------
         Name:    Helen Sefanis
         Title:   Managing Director

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                                  ATTACHMENT 1

                  AIG MONEY MARKET FUND (CLASS A AND CLASS B)

                                SCHEDULE 4.1 TO
                 AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                         DATED AS OF NOVEMBER 12, 2002
                                    BETWEEN
         THE ADVISORS' INNER CIRCLE FUND, ON BEHALF OF AIG MONEY MARKET
                          FUND (CLASS A AND CLASS B),
                                      AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

FUND(S):             AIG Money Market Fund (Class A and Class B)

FEES: The following fees are due and payable monthly to SEI GFS pursuant to Article 4 of the Agreement. The Fund will be charged the greater of its Asset Based Fee or its Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:     5.0 Basis points on the first $1,000,000,000 in
                     assets; and

                     3.0 Basis points for all assets greater than $1,000,000,000.

                     The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund during the period.

ANNUAL MINIMUM FEE:  The Annual Minimum Fee shall be $110,000 per
                     Fund. In addition, the Annual Minimum Fee shall be increased by $15,000 for each additional class established after the date hereof.

TRANSFER AGENCY FEE: SEI GFS, as Administrator, agrees to pay transfer agency expenses on behalf of the Fund not to exceed $110,000 annually; provided that the aggregate average annual net assets of the Class A and Class B shares remain greater than $500 million. The Fund will assume responsibility for any transfer agency expenses in the event that the aggregate average annual net assets fall below $500 million.

TERM: Contract term is five years. The Fund will not be held responsible for any remaining term of the contract in the event of a liquidation of all Fund assets prior to expiration of this agreement.

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ASSUMPTIONS:         The Fund shall not receive distribution services (VRU,
                     sales tracking, wholesaling support, marketing support). SEI Investments Distribution Co. (SIDCo) continues to provide the services outlined in the Distribution Agreement dated November 12, 2002 between SIDCo and the Advisors' Inner Circle Trust.

                     This fee schedule, with stated terms, applies only to the Fund listed above for the agreed upon term. Any additional funds or classes must be negotiated as a separate fee arrangement.

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